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                                                                   EXHIBIT 10.55

                                LICENSE AGREEMENT

     AGREEMENT, made at New York, N.Y. on August 7, 1995, between BROADCAST MUSIC, INC. (hereinafter called BMI), a New York corporation with principal offices at 320 West 57th Street, New York, N.Y. 10019 and DMX, Inc. as successor in interest to International Cablecasting Technologies, Inc. a Delaware corporation doing business as Digital Music Express (hereinafter called LICENSEE), with principal offices at 11400 West Olympic Boulevard, Suite 1100, Beverly Hills, California 90064-7507 (the "Agreement").

     IT IS AGREED AS FOLLOWS:

     1. As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Term" shall mean the period beginning October 1, 1994 and ending September 30, 1999. "Year" shall mean calendar year.

         (b) "Distribution System" shall mean any digital cable audio distribution system; microwave multi-point distribution system; pay system including pay cable, "over the air" pay (i.e. DBS), "basic" cable, "basic" DBS or any other pay cable audio system. Distribution System shall not include the Internet.

         (c) "Programming Service" shall mean an audio music service produced, packaged, distributed or supplied by LICENSEE currently known as "Digital Music Express" or "DMX" delivered via



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one or more Distribution Systems that transmit such service.

         (d) "LICENSEE's Carriers" shall mean each and every Distribution System which, at the time of the transmission in question, transmits the Programming Service(s) supplied by LICENSEE pursuant to a contractual relationship with LICENSEE.

         (e) "Territory" shall mean the United States, its territories, commonwealths and possessions.

     2. (a) BMI hereby grants to LICENSEE, for the Term of this Agreement, a through to the non-commercial subscriber non-exclusive license to use and perform in and as part of the Programming Service wherever distributed or supplied by LICENSEE for transmission by LICENSEE and by LICENSEE's Carriers within the Territory, all musical works, the rights to grant public performance licenses of which BMI may during the Term hereof control. This license shall not include dramatic rights or the right to perform dramatico-musical works in whole or in substantial part. In no event shall this license include transmission by LICENSEE or by LICENSEE's Carriers to any commercial premises where LICENSEE's Programming Service is used as a commercial music service (as that term is currently understood in the industry). Such performances of BMI music shall be subject to separate BMI licenses.

         (b) This grant of rights does not include any public performance or recording and/or distribution (i.e. mechanical) rights to the transmissions of the Programming Service which are downloaded onto computers by LICENSEE's Carriers, subscribers,




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listeners or any third party. In the event LICENSEE contemplates any such distribution, LICENSEE shall notify BMI and the parties shall negotiate the appropriate permissions and performing rights fees.

         (c) This grant of rights includes the right, if authorized by LICENSEE to use the Programming Service in direct connection with text channels, provided, however, that the Programming Service shall be unaltered and unedited, and that any of LICENSEE's Carriers so using the Programming Service shall be limited to five channels on its system.

         (d) Nothing herein shall be construed as the grant by BMI of any license in connection with any transmission which is not part of a Programming Service supplied by LICENSEE and distributed via a Distribution System by LICENSEE or one of LICENSEE's Carriers; and, except as otherwise expressly provided herein, nothing herein shall be construed as authorizing LICENSEE to grant to others any right to reproduce or perform publicly by any means, method or process whatsoever, any of the musical compositions licensed hereunder or as authorizing any party other than LICENSEE or LICENSEE Carriers to publicly perform the musical works licensed hereunder.

         (e) The performances licensed hereunder may originate at any place, whether or not such place is licensed to publicly perform the musical works licensed hereunder.

     3. (a) In consideration of the license granted herein, LICENSEE agrees to pay to BMI annual license fees for the Term, as





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follows:


                                      Percentage of Gross Revenues
                                        received by LICENSEE for
        Contract Year                   the Programming Service
        -------------                 ----------------------------
Oct. 1, 1994 - Sept. 30, 1995           Three and three-quarters
                                        percent (3.75%)

Oct. 1, 1995 - Sept. 30, 1996           Three and three-quarters
                                        percent (3.75%)

Oct. 1, 1996 - Sept. 30, 1997           Four percent (4%)

Oct. 1, 1997 - Sept. 30, 1998           Four percent (4%)

Oct. 1, 1998 - Sept. 30, 1999           Four percent (4%)



         (b) For purposes of Paragraph 3(a) "gross revenues received by LICENSEE" shall mean all monies derived from the operation of LICENSEE's Programming Service and shall be comprised of the following: (1) monies received by LICENSEE from LICENSEE's Carriers and directly from Subscribers for LICENSEE's Programming Service; (2) LICENSEE's advertising revenues (as billed), or other monies received from sponsors if any (less advertising agency commissions not to exceed 15% actually incurred to a recognized advertising agency not owned or controlled by LICENSEE); (3) monies received for the provision of time on the Programming Service to any third party; (4) monies received from sale of time to providers of paid programming such as infomercials; (5) where merchandise or any thing or service of value is received by LICENSEE in lieu of cash consideration for the use of LICENSEE's Programming Service (i.e. "trade and barter" or "tradeouts"), the fair market value thereof or LICENSEE's prevailing published rate, whichever is less; (6) monies or other consideration received by LICENSEE from




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LICENSEE's Carriers (but not including monies received by LICENSEE's Carriers from others and not accounted for by LICENSEE's Carriers to LICENSEE) for the provision of hardware by anyone and used in connection with the Programming Service; (7) monies or other consideration received for any references to or inclusion of any product or service on the Programming Service; (8) bad debts recovered regarding (l)-(7) above. Gross revenues shall include such payments as set forth above to which LICENSEE is entitled but which are paid to a parent, subsidiary, division, or affiliate of LICENSEE, in lieu of payment to LICENSEE but not including payments to LICENSEE's Carriers for the Programming Service. LICENSEE shall be allowed a deduction from Gross Revenues as defined above for affiliate revenue returned during the reporting period and for bad debts actually written off during reporting period and which are related to billings previously reported to BMI.

         (c) An estimated annual fee shall be payable in twelve (12) monthly installments, in advance not later than the first day of each month. For the first contract quarter, LICENSEE shall base its estimated fee on its gross revenues from the prior quarter year of operation. For the subsequent quarters of this Agreement, LICENSEE shall use as an estimated fee the prior quarter's actual fee as reported and/or as audited. The monthly fee shall be one-third of the quarterly fee.

     4. After each calendar year hereof, LICENSEE shall submit to BMI on or before April 30, (e.g. after Dec. 31, 1995, on or before April 30, 1996) a certification by an officer of LICENSEE as to








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gross revenues received by LICENSEE as defined in Paragraph 3 (b) hereof for said year. If said statement reflects that LICENSEE's total license fee for said year has been underpaid, LICENSEE agrees to pay BMI, at the time the statement is rendered, the difference between the fee due and the estimated fee actually paid. If said statement reflects that the total fee for said year has been overpaid, BMI agrees to credit the excess to the account of LICENSEE, and if such excess shall occur in the last year of the Term hereof, BMI agrees to return same promptly.

     5. (a) BMI shall have the right to require such data or information as may be necessary in order to ascertain the license fee hereunder from LICENSEE.

         (b) BMI shall have the right by its authorized representatives, at any time during customary business hours and upon thirty (30) days advance written notice, to examine the books and records of account of LICENSEE as necessary to verify any and all statements rendered and accountings made hereunder. BMI may only conduct such an examination once in each calendar year, and such an examination shall be limited to the prior four year period's statements and accountings. BMI shall consider all data and information coming to its attention as the result of any such examination of books and records as confidential.

         (c) In the event BMI conducts an audit and such audit reveals that LICENSEE underpaid license fees to BMI to the extent of ten percent (10%) or more, then LICENSEE shall pay a late payment charge on the additional license fees due as a result of





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the audit(s) of one and one half percent (1 1/2%) per month, from the date(s)
the license fees should have been paid pursuant to this agreement.

     6. BMI may impose a late payment charge of one and one half percent (1 1/2%) per month from the date payment was due on any payment that is received by BMI more than thirty (30) days after the due date.

     7. (a) LICENSEE, as a matter of course, shall cause logs to be prepared with respect to all programming produced by LICENSEE for distribution to LICENSEE's Carriers and shall request logs from its licensors or outside producers with respect to all programming produced by others and distributed by LICENSEE as part of a Programming Service to its Carriers. Such logs shall list the title, composer, author, artist, record label, length, type of use (i.e., theme and background or feature performance) and manner of performance (i.e. instrumental or vocal) (or any other methodology agreed to by BMI and LICENSEE) of all musical performances included in the Programming Service. LICENSEE shall deliver to BMI all logs in its possession covering programs originally aired by LICENSEE during each quarter on or before the thirtieth day following the end of such quarter.

     In addition, LICENSEE shall, at the time such logs are due, deliver to BMI the following:

         (1) program guides indicating the scheduled performances of each program on each Programming Service channel distributed or supplied by LICENSEE during such quarter to LICENSEE's Carriers, to




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the extent such program guides are prepared by or for LICENSEE,

     (2) a list of all LICENSEE's Carriers (which list may be in the form of additions to and deletions from the last such full list supplied to BMI) as of the end of such quarter.

         (b) In place of the logs required by Subparagraph (a) of this Agreement, BMI may, if it so elects, at any time during the Term of this Agreement, require that the logs be submitted to BMI electronically or in computer readable form. In such case:

     (1) BMI will provide LICENSEE sixty (60) days' written notice of its election;

     (2) BMI will provide either (a) appropriate specifications for computer use and transmission or (b) computer software which will enable LICENSEE to enter the data required by Subparagraph (a) on PC diskettes or magnetic tapes; and

     (3) BMI will, at its option, either provide LICENSEE with PC diskettes free of charge for the entry of the required data or credit LICENSEE for the cost of the diskettes.

     (4) If BMI exercises its election hereunder and LICENSEE does not report in accordance with such requirements, LICENSEE shall pay to BMI a data entry charge of $6.00 per page for each month that LICENSEE's reports are not made electronically in computer readable form as provided herein.

     (c) Notwithstanding anything to the contrary in this Paragraph, BMI and LICENSEE will discuss and negotiate in good faith procedures for LICENSEE to report its music use on a sampling basis.



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     8. BMI shall indemnify, save harmless and defend LICENSEE, each of
LICENSEE's Carriers and their respective officers and employees from and against any and all claims, demands or suits that may be made or brought against them or any of them with respect to the performance of any material licensed under this Agreement during the Term. Such indemnity shall be limited to works which are licensed by BMI at the time of LICENSEE's performance. BMI will, upon reasonable written request, advise LICENSEE whether particular musical works are available for performance as part of BMI's repertory. LICENSEE shall provide the title and the writer/composer of each musical composition requested to be identified. LICENSEE agrees to give BMI prompt notice of any such claim, demand, or suit, to deliver to BMI any papers pertaining thereto, and to cooperate with BMI with respect thereto, and BMI shall have full charge of the defense of any such claim, demand or suit, it being understood such notice shall be in a timely fashion and not impede in any way BMI's obligations under this Paragraph.

     9. Upon any breach or default of the terms and conditions of this Agreement, BMI shall have the right to cancel this Agreement, but any such cancellation shall become effective only if such breach or default continues thirty (30) days after LICENSEE's receipt of written notice thereof. The right to cancel shall be in addition to any and all other remedies which BMI may have. No waiver by BMI of full performance of this Agreement by LICENSEE in any one or more instances shall be a waiver of the right to require




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full and complete performance or this Agreement thereafter or of the right to cancel this Agreement in accordance with the terms of this Paragraph.

     10. All disputes of any kind, nature or description arising in connection with the terms and conditions of this Agreement not cognizable by the court under Article XIV of the BMI consent decree (but including, matters arising in connection with Paragraph 10 hereof) shall be submitted to arbitration in the City, County, and State of New York under the then prevailing rules of the American Arbitration Association by an arbitrator or arbitrators to be selected as follows: Each of the parties shall, by written notice to the other, have the right to appoint one arbitrator. If, within ten (10) days following the giving of such notice by one party the other shall not, by written notice, appoint another arbitrator, the first arbitrator shall be the sole arbitrator. If two arbitrators are so appointed, they shall appoint a third arbitrator. If ten (10) days elapse after the appointment of the second arbitrator and the two arbitrators are unable to agree upon the third arbitrator, then either party may, in writing, request the American Arbitration Association to appoint the third arbitrator. The award made in the arbitration shall be binding and conclusive on the parties and judgment may be, but need not be, entered in any court having jurisdiction. Such award shall include the fixing of costs, expenses, and attorney's fees of arbitration.

     11. In the event that BMI, at any time during the Term hereof, shall, for the licensing of a music user of the same class






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and category as that of LICENSEE, issue a license granting rights on terms similar to those in this Agreement on a more favorable basis, BMI shall, retroactive to the time such other music user was accorded such more favorable terms offer to LICENSEE an agreement with comparable terms. Notwithstanding anything to the contrary herein, if BMI issues a voluntary license (not the result of court proceedings or arbitration) for "basic" cable service or "basic" DBS service on a more favorable basis, BMI shall offer such terms to LICENSEE only as to LICENSEE'S comparable "basic" cable or "basic" DBS service.

     12. BMI reserves the right at its discretion to withdraw from the license granted hereunder any musical work as to which legal action has been instituted or a claim made that BMI does not have the right to license the performing rights in such work or that such work infringes another composition.

     13. All notices given hereunder shall be duly and properly given if mailed by regular first-class U.S. mail to BMI's or LICENSEE's as the case may be, address set forth above or any other address which the parties hereto may from time to time designate in writing for such purpose.

     14. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns but no assignment shall relieve the parties hereto of their respective obligations hereunder.

     15. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof



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This Agreement cannot be waived or added to or modified orally and no waiver, addition or modification shall be valid unless in writing and signed by the parties. This Agreement, its validity, construction and effect, shall be governed by the laws of the State of New York. The fact that any provisions herein are found by a court of competent jurisdiction to be void or unenforceable shall not affect the validity or enforceability of any other provisions.


BROADCAST MUSIC, INC.                      DMX


By:  /s/  John M. Shaker                   By:   /s/  ROBERT M. MANNING
    -----------------------                     --------------------------
         (Signature)                                    (Signature)

     /s/  John Shaker                               Robert M. Manning
    -----------------------                     --------------------------
    (Print Name of Signer)                        (Print Name of Signer)

      S.V.P. Licensing                           Executive Vice President
    -----------------------                     --------------------------
      (Title of Signer)                              (Title of Signer)






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